Exhibit 10.3

SATISFACTION AND RELEASE AGREEMENT

This Satisfaction and Release Agreement (this “Agreement”) is entered into as of May 10, 2007 by and between Nayna Networks, Inc., a Nevada corporation (the “Borrower”) and Whalehaven Fund (the “Lender”).

WHEREAS, the Borrower is indebted to the Lender pursuant to the loan agreements and debt instruments set forth on Schedule I hereto (together with all other loan or collateral agreements related thereto, the “Loan Documents;” and all indebtedness and liabilities, including without limitation all principle, interest, fees, expenses and penalties, under such Loan Documents being referred to herein as the “Indebtedness”);

WHEREAS, in connection with the issuance of the Indebtedness or otherwise the Lender has been issued certain warrants, as set forth on Schedule II hereto, which are exercisable or convertible into shares of the Borrower’s capital stock (the “Equity Instruments”).

WHEREAS, the Borrower intends to raise a new round of equity financing (the “Equity Financing”); and

WHEREAS, the Borrower has been advised that in order to raise necessary funds in the Equity Financing, Borrower must (i) obtain a satisfaction statement with respect to the Indebtedness, (ii) terminate the Equity Instruments, and (iii) obtain a full release of claims from Lender.

NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1. The Lender and the Borrower have agreed that the Lender shall accept $374,786.00 (the “Pay-Off Payment”), as settlement in satisfaction of the Indebtedness. In addition, the Borrower agrees to honor and the Lender agrees to limit the exercise of the Lender’s right of conversion under the Loan Documents to a number of shares which when combined with all shares obtained upon conversion of the Loan Documents by all of its affiliates (including any past conversions by Lender or its affiliates) will not exceed 4.99% of the total issued and outstanding shares of the Borrower as of December 31, 2006. The Lender further agrees that upon receipt of the Pay-Off Payment by way of wire transfer in immediately available funds, (a) the Borrower will not be indebted to the Lender for any reason under the Loan Documents, including without limitation indebtedness relating to principle, interest, fees, expenses or penalties, and the Lender’s commitment to extend further credit to Borrower under the Loan Documents will terminate, (b) the Loan Documents and all of the Lender’s security interests in, security titles to and other liens on all real and personal property of the Borrower will be automatically and without any further action by any party terminated and released, (c) all guarantors of the Indebtedness will be automatically and without any further action by any party released from their obligations to the Lender, (d) the Lender will deliver each promissory note or other instrument evidencing such Indebtedness to the Borrower for cancellation and (e) the Lender will, and hereby does, authorize the Borrower to prepare and file, and to the extent the Lender’s signature is required, the Lender will execute within three (3) business days of receipt of such document, any and all Uniform Commercial Code financing statement terminations, mortgage releases and other such lien release documents as the Borrower may request in order to evidence or otherwise give public notice of such lien terminations and releases (provided, however, that any and all such termination statements, mortgage releases and other such documents shall be prepared and recorded at Borrower’s expense). The Lender further acknowledges that it will rely on this letter and the acknowledgments, certifications, confirmations and agreements of the Lender contained herein in connection with raising the Equity Financing.

2. Upon the signing of this Agreement, the Lender hereby agrees to waive any past, existing and future defaults under the Loan Documents for a period of 180 days from the date of this Agreement. In addition, the Lender further agrees that for a period of 180 days from the date of this Agreement the Lender will not exercise its right of conversion under the Loan Documents except as per Section 1 above. The Borrower agrees to pay the Lender 15% of the $374,786.00 within 30 days of signing this Agreement. In addition, the Borrower shall issue the Lender certificates for 391,225 and 1,557,647 shares of Common Stock at the conversion rates specified in the previously submitted conversion notices and shall cause its legal counsel to provide a legal opinion covering the sale of a number of shares equal to 1% of the current number of shares outstanding under Rule 144.

3. The Lender hereby represents and warrants to the Borrower that (i) Schedule I sets forth all of the documents, instruments, promissory notes, contracts or other agreements (whether written or oral) pursuant to which the Borrower has any obligation or liability to Lender for or in respect of borrowed money (including, without limitation, any guarantee of the indebtedness or other obligation of any other party); (ii) all of the indebtedness of Borrower to Lender for borrowed money is set forth on Schedule I and Borrower has no obligation or liability to Lender except as set forth on Schedule I; (iii) all of the warrants, options, convertible securities or other contracts, instruments or other agreements exercisable for, exchangeable for or convertible into (x) any equity security issued or issuable by Borrower or (y) any document, instrument or agreement exercisable for, exchangeable for or convertible into any equity security issued or issuable by the Borrower are identified on Schedule II; (iv) Lender agrees that Schedule II shall be modified to include any additional issuance of such instruments as noted in subsection (iii) above after the date of this agreement to the date of the receipt of the Pay-Off Payment by the Lender; and (v) except as set forth on Schedule II, Lender does not have any right to acquire any equity security issued or issuable by Borrower to Lender.

4. The Lender hereby agrees and certifies to the Borrower that effective immediately the receipt of the Pay-Off Payment by the Lender that any and all Equity Instruments held by the Lender will without any further action by any party terminate and will be of no further force or effect, and the Lender will deliver each such Equity Instrument to the Borrower for cancellation and will thereafter execute any and all further documents as the Borrower may request in order to evidence such termination. For the avoidance of doubt, Equity Instruments shall not include any shares held by the Lender as of the date of this Agreement or shares issued to the Lender pursuant to Section 2 above, all of which are not subject to cancellation.

5. Lender hereby agrees not to transfer or assign any of the Loan Documents or related warrants unless such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including, without limitation, the provisions of Section 2 above.

6. Upon receipt of the Pay-Off Payment, each party (for itself and on behalf of its successors and assigns) hereby releases and forever discharges the other party (and all predecessors, successors and assigns of the other party, and the respective directors, officers, employees, owners, agents and representatives of the other party and its predecessors, successors and assigns) of and from any and all actions, causes of action, suits, claims, demands, agreements, debts, liabilities and obligations of any nature, fixed or contingent, known or unknown, whether at law or in equity, by reason of any event, occurrence, circumstances or matter of any nature arising out of the Loan Documents that occurred or existed at any time on or before the date of this Agreement.

7. The terms of this Agreement are contractual in nature and not mere recitals. This Agreement contains the entire understanding of the parties with respect to the subject matter hereof, and there are no representations, warranties, covenants or undertakings, oral or otherwise, that are not expressly set forth herein. No modification of this Agreement is valid and enforceable unless executed in writing with the same formality as this present Agreement and by the same parties. This Agreement shall be construed and governed in accordance with the laws of the State of New York. If any court shall subsequently deem any portion of this Agreement to be invalid, such designation shall not affect the remaining provisions of this Agreement, which will continue in full force and effect. This Agreement is binding upon the parties hereto, their respective agents, heirs, estates, legal representatives, attorneys, successors and assigns. Each party shall pay his or its fees and expenses in connection with the preparation and execution of this Agreement.

8. The parties to this Agreement hereby state that they have read the foregoing Agreement, that they have the requisite authority to enter into this Agreement, that they understand the contents hereof, that their execution of this Agreement is voluntary and that they have relied upon or have had the opportunity to seek the legal advice of the attorneys of their own choice prior to executing this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Satisfaction and Release Agreement as of the date first set forth above.

BORROWER:

Nayna Networks, Inc.

By: /s/ Naveen S. Bisht

Naveen S. Bisht
Chief Executive Officer

LENDER:

WHALEHAVEN CAPITAL FUND LTD.

By: /s/ Arthur Jones

Arthur Jones
Director

Schedule I (Whalehaven Fund)

Loan Documents

(All Documents issued on November 17, 2005 and December 21, 2005 to following entities related to Convertible Debenture Financing)

NOTEHOLDER	ISSUED	PRINCIPAL AMOUNT
Whalehaven Fund		$374,786.00

Lender Wire Instructions

Schedule II

Equity Instruments

HOLDERS OF SECURITIES	Warrants
Whalehaven Fund	200,000